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                                                                  Exhibit 23.1




                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The Elder-Beerman Stores Corp. on Form S-8 of our report dated April 10, 1998 (which expresses an unqualified opinion and includes an explanatory paragraph concerning the Company's plan of reorganization), appearing in the Annual Report on Form 10-K of The Elder-Beerman Stores Corp. for the year ended January 31, 1998.


DELOITTE & TOUCHE LLP




June 26, 1998
Dayton, Ohio